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                                                                    EXHIBIT 10.5


        FOUR CORNERS ABSTRACT A Wholly Owned Subsidiary of FOUR CORNERS
                             FINANCIAL CORPORATION

                                           December 17 1994


                                           FAXED AND MAILED
                                           ----------------
J. K. Hage III, Esq.
610 Charlotte Street
P .0. Box 1769
Utica, NY 13503-1769                   Re: Purchase of 612 Charlotte Street
                                           Utica, New York
Dear J.K.:

Transmitted herewith is the signed purchase agreement for the above-captioned property. Pursuant to our telephone conversation of November 10, 1994, I have deleted and initialed the section relative to repairing damage to buyers premises at 610 Charlotte Street, in favor of including the four-drawer file cabinets ln the basement in the purchase price of $25.000.

We will begin to bring our abstract up to date immediately, which I will provide to you along with a survey dated December 8, 1988. As we spoke} I would like to close this transaction as soon as practicable prior to year end. To that end, I would ask that you the deed for this exchange and any other necessary documents.

Furthermore, it is our understanding that we will be allowed to occupy the building beyond the closing date on a month-to-month tenancy for $250/month
(net) through July 31, 1995. We will continue to be responsible for the cost of utilities, maintenance, minor repairs or other municipal charges. If possible, I would like to arrange or snow removal during the winter months using your snow plowing contractor.

If this leasing arrangement meets with your approval, please indicate by signing both copies of this letter and returning it to me as soon as possible. Thank you in advance for your prompt attention to this matter I appreciate your expediency and feel this is a mutually beneficial arrangement.

Agreed and Accepted:                    Sincerely,


________________________________        William S. Gagliano
J. K. Hage, III, Buyer  Date            Executive Vice President

WSG:lmr
Enclosure


cc:  Frank B. Iacovangelo
     Chris Annesi
     Bonadio & Co,